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                                                                       Exhibit 5


                    [Letterhead of Willkie Farr & Gallagher]





March 3, 1997



LCI International, Inc.
8180 Greensboro Drive, Suite 800
McLean, VA 22102

Re:   LCI International, Inc. -
      Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to LCI International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $300,000,000 aggregate principal amount of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"), preferred stock, par value $.01 per share (the "Preferred Stock"), common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase shares of Common Stock and/or Preferred Stock (the "Warrants"). We have also acted as counsel to (i) LCI International Management Services, Inc., (ii) LCI International Telecom Corp., (iii) LCI International SC, Inc. and (iv) LCI International of Virginia, Inc. ((i), (ii), (iii) and
(iv) collectively, the "Guarantors") in connection with the guarantee of the Debt Securities by the Guarantors (the "Guarantees") and the registration thereof under the Act. The Debt Securities, Preferred Stock, Common Stock and Warrants are herein referred to collectively as the "Securities." The Securities and the Guarantees may be issued from time to time by the Company and the Guarantors, as applicable, after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. Capitalized terms used and not otherwise





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LCI International, Inc.
March 3, 1997
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defined herein shall have the meanings ascribed to them in the Registration
Statement.

We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for purposes of this opinion have assumed that such proceedings will be timely completed. We have also assumed that the number of shares of Preferred Stock and Common Stock issued pursuant to the Registration Statement, together with the shares of Preferred Stock and Common Stock issued and outstanding at the time of issuance of such shares pursuant to the Registration Statement, will not exceed the number of shares of Preferred Stock and Common Stock then authorized pursuant to the Company's Amended and Restated Certificate of Incorporation.

We have examined such documents, corporate records and instruments as we have considered necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by Company officials and statements of fact contained in the documents we have examined.

On the basis of the foregoing and having regard for legal considerations we deem relevant, we are of the opinion that:

         1. Upon the taking of appropriate corporate action by the Company, the shares of Common Stock will be validly issued, fully paid and nonassessable, when sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein.

         2. Upon the taking of appropriate corporate action by the Company, the shares of Preferred Stock will be





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LCI International, Inc.
March 3, 1997
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validly issued, fully paid and nonassessable, when sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein.

         3. Upon the taking of appropriate corporate action by the Company, the due execution and delivery by the parties thereto of the Senior Indenture and the Subordinated Indenture, and each amendment of or supplement to the Senior Indenture and the Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to as an "Indenture," and the Trustee under any Indenture being referred to as a "Trustee"), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, the qualification of the Senior Indenture and the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939 (the "TIA"), the qualification of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA, the due execution of the Debt Securities on behalf of the Company, the due authentication of the Debt Securities by the relevant Trustee, and the sale and delivery at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein, the Debt Securities will be duly and validly authorized and will be valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4. Upon the taking of appropriate corporate action by the Guarantors and the due execution and delivery by the Guarantors of the Senior Indenture and the Subordinated Indenture, as applicable, the Guarantees, when issued, will





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LCI International, Inc.
March 3, 1997
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constitute valid and binding obligations of the Guarantors entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. Upon the taking of appropriate corporate action by the Company, the due execution and delivery by the parties thereto of a Warrant Agreement relating to the Warrants, and each amendment thereof or supplement thereto (such Warrant Agreement, as so amended or supplemented, being referred to as a "Warrant Agreement"), the due execution of the Warrants on behalf of the Company, the due authentication of the Warrants by the relevant Warrant Agent, and the sale and delivery at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein, the Warrants will be validly issued, fully paid and nonassessable. Upon the taking of appropriate corporate action by the Company, the shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants will be validly issued, fully paid and nonassessable, when sold and delivered in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein and at the price and in accordance with terms of the Warrant Agreement relating to such Warrants.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of the persons whose consent is required under Section 7 of the Act.

This opinion is being delivered to you and the opinions expressed herein are solely for your benefit in connection with the transactions contemplated hereby. This opinion





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LCI International, Inc.
March 3, 1997
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may not be relied upon by any other person or for any other purpose and is not to be used, circulated, quoted or otherwise disclosed.

Very truly yours,

/s/ Willkie Farr & Gallagher